                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 29, 2001
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

              DELAWARE                                  04-3483032
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)
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Item 5.   Other Events.

On November 29, 2001, John Hancock Financial Services, Inc. (the "Company"), a Delaware corporation, entered into an Underwriting Agreement relating to $500 million aggregate principal amount of 5.625% Senior Notes due December 1, 2008 (the "Senior Notes") with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, pursuant to which Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named in such Underwriting Agreement, agreed to purchase the Senior Notes from the Company. The Senior Notes were sold pursuant to the shelf registration statement filed by the Company with the Securities and Exchange Commission on June 8, 2001 and a prospectus supplement and accompanying prospectus, each dated November 29, 2001.

In regard to recent developments concerning Enron Corp., the Company estimates that its net investment exposure to Enron and certain of its affiliates is approximately $320 million. The Company currently expects to take a fourth quarter 2001 after tax charge of approximately $100 million to $125 million for estimated capital losses with respect to these investments. The Company confirms its previously issued operating earnings guidance of 10-12% growth in earnings per share for both the full years 2001 and 2002.

Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the Company's operations and financial results, the markets for the Company's products, the future development of the Company's business, and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as "anticipate," "believe," "plan", "estimate," "expect," "intend," "will," "should," "may" and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the Company.

Future events and their effects on the Company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2000, and other documents filed by the Company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The Company specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JOHN HANCOCK FINANCIAL SERVICES, INC.


Date: December 3, 2001             By:  /s/ Thomas E. Moloney
                                      ------------------------
                                      Thomas E. Moloney
                                      Chief Financial Officer

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